Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-8 of Daybreak Oil and Gas, Inc. of our report dated May 27, 2008 (except for Notes 7 and 13, which are as of July 11, 2008, and Notes 2 and 14, which are as of January 13, 2009), with respect to the balance sheets of Daybreak Oil and Gas, Inc. (an exploration stage company) as of February 29, 2008 and February 28, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and for the period from March 1, 2005 (inception) to February 29, 2008, which report appears in the Annual Report of Daybreak Oil and Gas, Inc. on Form 10-KSB for the fiscal year ended February 29, 2008, filed on May 27, 2008, as amended by Amendment No. 1 to Form 10-KSB filed on July 14, 2008 and Amendment No. 2 to Form 10-KSB filed on January 14, 2009.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 6, 2009